Exhibit 99.(h)(iii)

LETTER AMENDMENT

August 1, 2018

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, MO 64105

Attn: Group Vice President – Full Service

Dear Sir or Madam:

Lord Abbett Securities Trust (the “Trust”) and Lord Abbett Global Fund, Inc. (the “Company”), respectively, each a party to the Agency Agreement by and among each of the funds within the Lord Abbett Family of Funds and DST Systems, Inc. (“DST”) dated January 1, 2017 (the “Agreement”), hereby requests an amendment to Schedule A of the Agreement as a result of the following changes within the Lord Abbett Family of Funds:

(1)	Effective April 19, 2018, the Trust’s trustees executed an Amendment to the Declaration and Agreement of Trust to add Lord Abbett Global Select Equity Fund (the “Global Select Equity Fund”) as a series of the Trust;

(2)	Effective May 4, 2018, the Company’s officers executed Articles Supplementary to the Articles of Incorporation to reflect the addition of Lord Abbett Global Bond Fund (the “Global Bond Fund”, and together with Global Select Equity Fund, the “Funds”) as a series of the Company; and

(3)	It is the Trust’s and the Company’s desire to have DST render services as transfer agent, dividend disbursing agent, and shareholder servicing agent to the Global Select Equity Fund and Global Bond Fund under the terms of the Agreement; therefore, we request that DST agree, in writing, to provide such services to the Funds thereby making each Fund a series under the terms of the Agreement. Attached is the revised Schedule A, amended to reflect the changes in the Lord Abbett Family of Funds.

Accordingly, we appreciate your prompt attention to this matter. Please indicate DST’s acceptance by signing below.

On Behalf of:

Lord Abbett Securities Trust
Lord Abbett Global Fund, Inc.

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

Accepted:

/s/ Christopher Shaw
Christopher Shaw, Client Relationship Officer
Full Service – DST Systems, Inc.

Enclosures

SCHEDULE A (amended as of August 1, 2018)1

List of Funds

This Schedule A, as may be amended from time to time, is incorporated into that certain Agency Agreement dated January 1, 2017 by and between DST Systems, Inc. and the Lord Abbett Family of Funds. Capitalized terms used herein but not defined in this Schedule A have the meanings given to such terms in the Agreement.

The following table is the list of the Funds comprising the Lord Abbett Family of Funds. Registrants are listed in bold font and each Registrant’s Series, if any, are listed in italics immediately below the Registrant.

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Equity Trust

Lord Abbett Calibrated Large Cap Value Fund
Lord Abbett Calibrated Mid Cap Value Fund

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Bond Fund
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Global Bond Fund
Lord Abbett Multi-Asset Global Opportunity Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Corporate Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Growth Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.

1  As amended on August 1, 2018 to reflect the addition of Lord Abbett Global Bond Fund, a series of Lord Abbett Global Fund, Inc., and Lord Abbett Global Select Equity Fund, a series of Lord Abbett Securities Trust.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Yield Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.

Lord Abbett Calibrated Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Equity Research Fund
Lord Abbett Global Select Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio
Calibrated Dividend Growth Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Equity Portfolio
International Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.